UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 23, 2012

PREMIER HOLDING CORP.

(Name of small business issuer specified in its charter)

Nevada	000-53824	88-0344135
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

32 Journey, #250, Aliso Viejo, CA 92656

(Address of principal executive offices)

(former name or former address, if changed since last report)

(888) 766-8311

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINICIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 23, 2012, Premier Holding Corp. (the “Company”) appointed Admiral Thomas C. Lynch to the board of directors. Adm. Lynch retired from the Navy with the rank of Rear Admiral in 1995 after a 31-year career, which included command of the Eisenhower Battle Group during Operation Desert Shield and Superintendent of the U.S. Naval Academy. He now serves several private and publicly-held companies: He chairs the board of New Day USA, a mortgage lending company focused to provide VA/FHA loans to our military veterans, and is a board member of PRWT Services, Mikros Systems and Buckeye Insurance. As well, he chairs the U.S. Naval Academy Athletic and Scholarship Foundation, is on the boards of the Armed Forces Benefit Association, Philadelphia Sports Congress, Philadelphia Convention and Visitors Bureau, Catholic Leadership Institute, Economics Pennsylvania, and USO World Board of Governors. He has served as chairman of the Cradle of Liberty Council, Boy Scouts of America.

Adm. Lynch is currently a managing director of The Musser Group, a private equity/venture capital firm in Philadelphia, and a managing director of Jones Lang LaSalle. Prior to that, he was a senior vice president of The Staubach Company since 2001, following six years at Safeguard Scientifics, which included two years as president/COO of CompuCom Systems in Dallas, Texas. While at Safeguard, he was responsible for the operations, mergers and acquisitions, and oversight of other emerging partnership companies. Adm. Lynch graduated from the U.S. Naval Academy (B.S.) in 1964 and earned an M.S. from George Washington University in 1971. He was recognized as a U.S. Naval Academy Distinguished Graduate in 2010.

Adm. Lynch will be working closely with the Premier Holding Corp. board and the executive management team of the Company and its wholly owned subsidiary, WEPOWER Ecolutions Inc., ("WEPOWER") an energy service company (ESCO) and integrator of clean energy solutions, in meeting their strategic global initiatives.

The Company granted a stock option to Adm. Lynch that allows him to purchase 75,000 shares of the Company’s common stock at $.25 per share on or before June 30, 2014 and can be exercised for cash or upon standard “cashless exercise” terms. Further, the Company’s wholly owned subsidiary, WEPOWER Ecolutions Inc., ("WEPOWER") entered a Consulting Agreement with Adm. Lynch that envisions payment of commissions to Adm. Lynch on sales of products and service by WEPOWER to its commercial customers. Under the Consulting Agreement, Adm. Lynch earned a warrant to purchase 5,000 shares of the Company’s common stock at an exercise price of $.32 per share, and up to 145,000 additional warrants with vesting contingent upon cumulative sales from his efforts.

During the past ten years, Adm. Lynch has not been involved in any legal proceedings that are material to an evaluation of his ability or integrity under Item 401(f) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORP.

	By:	/s/ Kevin B. Donovan
Kevin B. Donovan
Chief Executive Officer and President
Date: July 27, 2012